FORM OF AGREEMENT


                         GENERAL SERVICES AGREEMENT
                                  BETWEEN
                              SERVICE COMPANY
                                    AND
                              HOLDING COMPANY
                    KANSAS CITY POWER AND LIGHT COMPANY
                                 KLT, INC.
                         GREAT PLAINS POWER COMPANY


         THIS AGREEMENT, made and entered into this __ day of _________, 2001, by and between the following Parties: SERVICE COMPANY (hereinafter sometimes referred to as "Service Company"), a Missouri corporation; HOLDING COMPANY, and its subsidiaries, KANSAS CITY POWER AND LIGHT COMPANY and its subsidiaries; KLT, INC. and its subsidiaries, GREAT PLAINS POWER COMPANY and its subsidiaries, hereinafter sometimes referred to collectively as "Client Companies");

                                WITNESSETH:

         WHEREAS, Client Companies, including HOLDING COMPANY, which has filed for registration under the terms of the Public Utility Holding Company Act of 1935 (the "Act") and its other subsidiaries, desire to enter into this agreement providing for the performance by Service Company for the Client Companies of certain services as more particularly set forth herein;

         WHEREAS, Service Company is organized, staffed and equipped and has filed with the Securities and Exchange Commission (the "SEC") to be a subsidiary service company under Section 13 of the Act to render to HOLDING COMPANY, and other subsidiaries of HOLDING COMPANY, certain services as herein provided; and

         WHEREAS, to maximize efficiency, and to achieve reorganization related savings, the Client Companies desire to avail themselves of the advisory, professional, technical and other services of persons employed or to be retained by Service Company, and to compensate Service Company appropriately for such services;

         NOW, THEREFORE, in consideration of these premises and of the mutual agreements set forth herein, the Parties agree as follows:

Section 1.  Agreement to Provide Services

         Service Company agrees to provide to Client Companies and their subsidiaries, if any, upon the terms and conditions set forth herein, the services hereinafter referred to and described in Section 2, at such times, for such period and in such manner as Client Companies may from time to time request. Service Company will keep itself and its personnel available and competent to provide to Client Companies such services so long as it is authorized to do so by the appropriate federal and state regulatory agencies. In providing such services, Service Company may arrange, where it deems appropriate, for the services of such experts, consultants, advisers and other persons with necessary qualifications as are required for or pertinent to the provision of such services.

Section 2.  Services to be Provided

         The services expected to be provided by Service Company hereunder may, upon request by a Client Company, include the services as set out in
Schedule 2, attached hereto and made a part hereof. In addition to those identified in Schedule 2, Service Company shall provide such additional general or special services, whether or not now contemplated, as Client Companies may request from time to time and Service Company determines it is able to provide.

         Notwithstanding the foregoing paragraph, no change in the organization of the Service Company, the type and character of the companies to be serviced, the factors for allocating costs to associate companies, or in the broad general categories of services to be rendered subject to Section 13 of the Act, or any rule, regulation or order thereunder, shall be made unless and until the Service Company shall first have given the SEC written notice of the proposed change not less than 60 days prior to the proposed effectiveness of any such change. If, upon the receipt of any such notice, the SEC shall notify the Service Company within the 60-day period that a question exists as to whether the proposed change is consistent with the provisions of Section 13 of the Act, or of any rule, regulation or order thereunder, then the proposed change shall not become effective unless and until the Service Company shall have filed with the SEC an appropriate declaration regarding such proposed change and the SEC shall have permitted such declaration to become effective.

Section 3.  New Subsidiaries

         New direct or indirect subsidiaries of HOLDING COMPANY, which may come into existence after the effective date of this Service Agreement, may become additional client companies of Service Company and subject to this General Services Agreement with Service Company. The parties hereto shall make such changes in the scope and character of the services to be provided and the method of assigning, distributing or allocating costs of such services as may become necessary to achieve a fair and equitable assignment, distribution, or allocation of Service Company costs among associate companies including the new subsidiaries.

Section 4.  Compensation of Service Company

         As compensation for such services rendered to it by Service Company, Client Companies hereby agree to pay Service Company the cost of such services, computed in accordance with applicable rules and regulations (including, but not limited to, Rules 90 and 91) under the Act and appropriate accounting standards.

         The factors for assigning or allocating Service Company costs to Client Company, as well as to other associate companies, are set forth in Schedules 1 and 2 attached hereto. Attachment A and Schedules 1 and 2 are each expressly incorporated herein and made a part hereof.

Section 5.  Securities and Exchange Commission Rules

         It is the intent of the parties to this Agreement that the determination of the costs as used in this Agreement shall be consistent with, and in compliance with, the rules and regulations of the SEC, as they now read or hereafter may be modified by the Commission.

Section 6.  Service Requests

         The services described herein or contemplated to be provided hereunder shall be directly assigned, distributed or allocated by activity, project, program, work order or other appropriate basis.

Section 7.  Payment

         Payment shall be by making remittance of the amount billed or by making appropriate accounting entries on the books of the companies involved. Invoices shall be prepared on a monthly basis for services provided hereunder.

Section 8.  Holding Company

         Except as authorized by rule, regulation, or order of the SEC, nothing in this Agreement shall be read to permit HOLDING COMPANY, or any person employed by or acting for HOLDING COMPANY, to provide services for other Parties, or any companies associated with said Parties.

Section 9.  Client Companies

         Except as limited by Section 8, nothing in this Agreement shall be read to prohibit Client Companies or their subsidiaries from furnishing to other Client Companies or their subsidiaries services herein referred to, under the same terms and conditions as set out for Service Company.

Section 10.  Effective Date and Termination

         This Agreement is executed subject to the consent and approval of all applicable regulatory agencies, and if so approved in its entirety, shall become effective as of the date the reorganization of KCPL is completed, and shall remain in effect from said date unless terminated by mutual agreement or by any Party giving at least 60 days' written notice to the other Parties prior to the beginning of any calendar year, each Party fully reserving the right to so terminate this Agreement.

         This Agreement may also be terminated or modified to the extent that performance may conflict with any rule, regulation or order of the SEC adopted before or after the making of this Agreement.

Section 11.  Access to Records

         For the seven years following a transaction under this Agreement, the Client Company may request access to and inspect the accounts and records of the Service Company, provided that the scope of access and inspection is limited to accounts and records that are related to such transaction.

Section 12.  Assignment

         This Agreement and the rights hereunder may not be assigned without the mutual written consent of all Parties hereto.

         IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed and attested by their authorized officers as of the day and year first above written.

SERVICE COMPANY


By
   --------------------------------------------------

Title
      -----------------------------------------------


HOLDING COMPANY

By
   --------------------------------------------------

Title
      -----------------------------------------------


KANSAS CITY POWER AND LIGHT COMPANY

By
   --------------------------------------------------

Title
      -----------------------------------------------


KLT, INC.

By
   --------------------------------------------------

Title
      -----------------------------------------------


GREAT PLAINS POWER COMPANY

By
   --------------------------------------------------

Title
      -----------------------------------------------




                                               Service Agreement Schedule 1

Allocation Ratios:
General:

Direct charges shall be made so far as costs can be identified and related to the particular transactions involved with out excessive effort or expense. Other elements of cost, including taxes, interest, other overhead, and compensation for the use of capital procured by the issuance of capital stock shall be fairly and equitably allocated using the ratios set forth below.

Revenue (Billings) Related Ratios:

Revenues

Expenditure Related Ratios:

Total Expenditures

Capital Allocation:

Capital - all debt
Capital - equity/preferred stock
Capital - debt average

Labor/Payroll Related Ratios:

Labor/Payroll - 12 months ended
Labor/Payroll - current period
Number of Employees

Units Related Ratios:

Number of Telephones
Number of Personal Computers
Number of Square Feet (total/occupied)
Number of Hours Security Service Administered
Volume of Document Processing
Percentage of Disc Space Assigned
Number of Lines Accounts Payable Distribution
Number of Lines Purchase Order Distribution

Assets Related Ratios:

Total Assets

Composite Ratios:

Mail Services (Number Mail Runs, Distance to Mail Drops, Misc. Postage) Massachusetts Method (Capital Assets, Revenue, Payroll)



                                               Service Agreement Schedule 2

Services Including But Not Limited To:

General:

Direct charges shall be made so far as costs can be identified and related to the particular transactions involved with out excessive effort or expense. Other elements of cost, including taxes, interest, other overhead, and compensation for the use of capital procured by the issuance of capital stock shall be fairly and equitably allocated using the ratios set forth in
Schedule 1.

Corporate and Financial Services Including But Not Limited To:

Corporate Secretary
Strategic Planning
Environmental Services
Audit Services
Research and Development
Corporate Security Services
Shareholder Relations
Corporate Communications
Governmental Affairs
Treasury
Corporate Accounting
Tax Planning/Compliance
Corporate Budgeting

Expected allocation ratios: Revenue Related, Expenditure Related,
Labor/Payroll Related, Capital Allocation, Units Related; Assets Related, Composite


Employee Services Including But Not Limited To:

Leadership Development
Diversity Initiatives
Employee Benefits
Employee Relations
Employee Compensation
Employee Involvement
Employee Training
Safety/Medical

Expected allocation ratios:  Labor/Payroll Related, Composite


Support Services Including But Not Limited To:

Legal Services
Mail Services
Document Processing Services
Print Shop
Creative Services
Accounts Payable
Payroll Processing
Customer Billing
Cashier Services
Cash Management Services
Insurance Administration
Service Level Arrangement Management

Expected allocation ratios: Revenue Related, Expenditure Related,
Labor/Payroll Related, Capital Allocation, Units Related; Assets Related, Composite

Purchasing Services Including But Not Limited To:

Identification/Qualification of Vendors
Initiation of Quotation Requests
Management of Investment Recovery
Management of Procurement/T&E Cards
Monitoring Vendor Performance
Negotiation/Administration of Vendor Contracts
Processing Vendor Invoices
Resolving Vendor Inquiries
Resolving Non-compliant Goods

Expected allocation ratios: Revenue Related, Labor/Payroll Related, Units Related, Composite

Facilities Management Services Including But Not Limited To:

Construct Facilities
Maintain Facilities

Expected allocation ratios: Revenue Related, Labor/Payroll Related, Units Related, Composite

Information Technology Services Including But Not Limited To:

Mapping & Drafting Services
Network Services
IT Security
System Delivery
System Operations
Infrastructure Management

Expected allocation ratios: Revenue Related, Labor/Payroll Related, Units Related, Composite

Telecommunications Services Including But Not Limited To:

Data and Voice Infrastructure
Radio Services
Communications Hubs
Videoconferencing
Telephone Services
Pager/Cellular Phone Services

Expected allocation ratios: Revenue Related, Labor/Payroll Related, Units Related, Composite